Exhibit 10.1

10% UNSECURED PROMISSORY NOTE

$32,500	June 15, 2017
(“Original Issue Date”)

FOR VALUE RECEIVED, HealthLynked Corporation, a Nevada Corporation (the “Maker” or the “Company”), with its primary office located at 1726 Medical Blvd, Suite 101 Naples Florida 34110 promises to pay to the order of Michael Dent (the “Payee”) or his registered assigns (with the Payee, the “Holder”), upon the terms set forth below, the principal sum of $32,500, plus interest on the unpaid principal sum outstanding at the rate of 10% per annum (this “Note”).

1.             Payments.

(a)           Principal shall bear interest at the rate of 10% per annum from the Original Issue Date until paid in full. Unless an Event of Default shall have previously occurred and be continuing, or the Note is earlier paid in full, the principal and accrued and unpaid interest thereon shall be payable by June 16, 2018 (the “Maturity Date”). All payments hereunder shall be first credited against any accrued and unpaid interest, with remaining amounts credited towards unpaid principal.

(b)           Following an Event of Default, interest shall accrue and be payable under this Note until paid in full at a default interest rate equal to 15% per annum on all unpaid principal and interest on this Note (or such lower maximum amount of interest permitted to be charged under applicable law) (the “Default Rate”) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment.

(c)           The Maker may prepay the principal and accrued and unpaid interest at any time without penalty.

2.             Unsecured Obligation. The obligations of the Maker under this Note are unsecured obligations of Maker.

3.             Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii)           Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within ten (10) business days after the date on which notice of such failure or breach shall have been delivered (other than those occurrences described in other provisions of this Section 3 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default);

(iii)           Maker shall fail to observe or perform any of its material obligations owed to the Holder or any other material covenant, agreement, representation or warranty contained in, or otherwise commit any material breach hereunder or in any other agreement executed in connection herewith;

(iv)           Maker shall commence, or there shall be commenced against the Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there is commenced against the Maker any such bankruptcy, insolvency or other proceeding which remains un-dismissed for a period of sixty (60) days; or the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Maker makes a general assignment for the benefit of creditors; or the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker for the purpose of effecting any of the foregoing; or

(v)           Maker shall default in any of its respective obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Maker, whether such indebtedness now exists or shall hereafter be created and such default shall result in indebtedness aggregating more than $5,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(b)           If any Event of Default occurs and shall be continuing, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder’s election, immediately due and payable in cash.

(c)           The Holder need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4.           Negative Covenants. So long as any portion of this Note is outstanding, unless adequate provision for repayment of this Note is made in connection with such action, the Maker will not directly or indirectly:

(a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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(b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)           amend its articles of formation, articles of organization or other charter documents so as to adversely affect any rights of the Holder;

(d)           sell, mortgage, assign, transfer, license or otherwise dispose of any business, property or assets of the Company now owned or hereafter acquired (other than in the ordinary course of business consistent with past practice); or

(e)           enter into any agreement with respect to any of the foregoing.

“Permitted Indebtedness” shall mean either (a) the indebtedness of the Maker existing on the date of issuance of this Note, and (b) any indebtedness the proceeds of which are used to repay the Note in full after giving of appropriate notice as set forth in Section 1(d) above and (c) any indebtedness incurred in the ordinary course of business or consented to by holders a majority of the outstanding principal and interest on the Notes, which consent shall be binding upon the Holder.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures, (b) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien, and (c) purchase money security interests.

5.             No Waiver of the Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

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6.            Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.            Cumulative Rights and Remedies; Usury. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Maker agrees the Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

8.            Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

9.             Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

10.          Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Holder to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

11.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each of the Maker and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of Miami (the “Miami Courts”). Each of the Maker and the Holder hereby irrevocably submit to the exclusive jurisdiction of the Miami Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of the Maker and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Maker and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

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12.             Maker shall pay to the Holder, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, and legal expenses, which the Holder may incur in connection with (a) enforcement or collection of this Note following and Event of Default; (b) exercise or enforcement of any the rights, remedies or powers of the Holder hereunder or with respect to any or all of the obligations under this Note upon breach or threatened breach; or (c) failure by Maker to perform and observe any agreements of Maker contained herein.

13.             Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the last known address of the party to receive such Notice.

14.             Required Notice to the Holder. The Holder is to be notified by the Maker, within five (5), business days, in accordance with Section 13, of the existence or occurrence, of any Event of Default.

[signature page follows]

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IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date first set forth above.

HealthLynked Corporation

By:	/s/ George O’Leary
Name: George O’Leary
Title: Chief Financial Officer

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